Exhibit (a)(1)(xi)

INSTRUCTION FORM

CareSave 401(k) Retirement Savings Plan

CVS/Caremark Corporation Tender Offer

BEFORE SUBMITTING YOUR INSTRUCTION, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER DOCUMENT AND ALL OTHER ENCLOSED MATERIALS. WHETHER OR NOT YOU DECIDE TO ACCEPT THE OFFER, YOU SHOULD DELIVER YOUR INSTRUCTION TO THE INDEPENDENT PLAN TABULATOR.

CONTROL NUMBER:

The Independent Tabulator, Ellen Philip Associates, Inc. must receive your instruction, no later than 4 P.M., New York City time, on Thursday, April 19, 2007, to be included in the tabulation, unless the Acceptance Period is extended.

Mark, date and sign this Instruction Form and mail it in the enclosed Business Reply Envelope to Ellen Philip Associates, Inc. (“EPA”) at P.O. Box 1997, New York, NY, 10117-0024. Alternatively, you may enter your instructions on EPA’s website at https://www.tabulationsplus.com/cmxt or by calling 1-866-888-4039 using the control number above. All tender instructions will be held in strict confidence and, except as required by law, shall not be divulged to the Company or any other named fiduciary of the Plan.

Instructions to Principal Trust Company,

Trustee of the CareSave 401(k) Retirement Savings Plan

with regard to the CVS/Caremark Corporation common stock shares allocated to my account in the Plan in response to the CVS/Caremark Corporation Offer to Tender up to 150,000,000 Outstanding Shares of

Common Stock of the CVS/Caremark Corporation for $35.00 in Cash

I hereby acknowledge receipt of the Offer to Purchase by CVS/Caremark Corporation, Shares of its Common Stock and hereby provide my tender instructions as follows:

Check ONE box below.

☐	TENDER ALL shares of CVS/Caremark Corporation common stock credited to my Plan account pursuant to the offer.

☐	TENDER PERCENT (%) (1% - 99%, whole percentage only) of shares of CVS/Caremark Corporation common stock credited to my Plan account pursuant to the offer.

☐	DO NOT TENDER ANY shares of CVS/Caremark Corporation common stock credited to my Plan account pursuant to the offer.

, 2007
Signature	Date